EXHIBIT 21

                      OLYMPIC CASCADE FINANCIAL CORPORATION

Subsidiaries of the Registrant

September 24, 1999

                                                                    Percentage
                                                                    of Voting
                                          State of                  Securities
SUBSIDIARY NAME                        INCORPORATION                  OWNED

National Securities Corporation         Washington                     100%

WestAmerica Investment Group            California                     100%